              CONFIDENTIAL TREATMENT REQUESTED BY AFFYMETRIX, INC.




                             COLLABORATION AGREEMENT

                                 BY AND BETWEEN

                            HEWLETT-PACKARD COMPANY

                                       AND

                                AFFYMETRIX, INC.

                             DATED NOVEMBER 11, 1994

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


                                TABLE OF CONTENTS

1.  BASIC PRINCIPLES OF THE COLLABORATION. . . . . . . . . . . . . . . . . .   1
    1.1.  INTENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2.  MUTUALLY PROFITABLE. . . . . . . . . . . . . . . . . . . . . . . .   1
    1.3.  ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.4.  PRE-EXISTING IP. . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.5.  NEW PRODUCTS AND NEW USES. . . . . . . . . . . . . . . . . . . . .   1
    1.6.  EXPERIENCES OF MTX . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.7.  EXPERIENCES OF HP. . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.8.  HP MARKET. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.9.  MTX MARKET . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.10. EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.11. FUNDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.12. SUPPLY PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.1.  "AFFILIATE". . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.2.  "ARRAY READER" . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.3.  "BACKGROUND IPR" . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.4.  "BETA MODEL" . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.5.  [  * ] CHIPS . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.6.  "DNA CHIP" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.7.  "EMERGING COMPANIES" . . . . . . . . . . . . . . . . . . . . . . .   3
    2.8.  "HP CHIP". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.9.  "HP SOFTWARE". . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.10. "HP SYSTEM". . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.11. "INTELLECTUAL PROPERTY RIGHTS" ("IPR") . . . . . . . . . . . . . .   3
    2.12. "INVENTION". . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.13. "MATERIAL BREACH". . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.14. "MTX CHIP" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.15. "MTX SOFTWARE" . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.16. "MTX SPONSORED CHIP" . . . . . . . . . . . . . . . . . . . . . . .   4
    2.17. "NECESSARY REAGENTS" . . . . . . . . . . . . . . . . . . . . . . .   4
    2.18. "NET SALES". . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.19. "PATENT APPLICATION" . . . . . . . . . . . . . . . . . . . . . . .   4
    2.20. "PROSECUTE". . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.21. "PRODUCTION MODEL" . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.22. "PRODUCTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.23. "RESIDUAL KNOWLEDGE" . . . . . . . . . . . . . . . . . . . . . . .   4
    2.24. "TYPE OF CHIP" . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.25. "WORKPLAN" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.  MARKET SEGMENT DEFINITIONS--NON-CLINICAL MARKET. . . . . . . . . . . . .   5
    3.1.  BIOANALYTICAL MARKET . . . . . . . . . . . . . . . . . . . . . . .   5



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    3.2.  BIOMEDICAL RESEARCH MARKET . . . . . . . . . . . . . . . . . . . .   5
    3.3.  DUAL-NATURE ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . .   5
          3.3.1.  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . .   5
          3.3.2.  ESTABLISHING ACCOUNTS. . . . . . . . . . . . . . . . . . .   5
          3.3.3.  APPORTIONMENT OF REVENUES. . . . . . . . . . . . . . . . .   5

4.  COLLABORATIVE RESEARCH AND DEVELOPMENT AND COMMERCIALIZATION PROGRAM--
    NON-CLINICAL MARKET. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.1.  RESEARCH AND DEVELOPMENT . . . . . . . . . . . . . . . . . . . . .   6
          4.1.1.  GOAL . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          4.1.2.  RESEARCH SITES . . . . . . . . . . . . . . . . . . . . . .   6
    4.2.  THE COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          4.2.1.  RESEARCH MANAGEMENT COMMITTEE. . . . . . . . . . . . . . .   6
          4.2.2.  PRODUCT MANAGEMENT COMMITTEE . . . . . . . . . . . . . . .   6
          4.2.3.  HP COMMITMENTS . . . . . . . . . . . . . . . . . . . . . .   7
          4.2.4.  MTX COMMITMENTS. . . . . . . . . . . . . . . . . . . . . .   7
          4.2.5.  OTHER MTX SOFTWARE . . . . . . . . . . . . . . . . . . . .   7
    4.3.  TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . .   7
          4.3.1.  ORIGINAL TERM. . . . . . . . . . . . . . . . . . . . . . .   7
          4.3.2.  MATERIAL BREACH. . . . . . . . . . . . . . . . . . . . . .   8
          4.3.3.  TRANSFER OF OWNERSHIP BY MTX . . . . . . . . . . . . . . .   8
          4.3.4.  MTX DISSOLUTION. . . . . . . . . . . . . . . . . . . . . .   8
          4.3.5.  LIABILITIES AT TERMINATION . . . . . . . . . . . . . . . .   8
          4.3.6.  CONTINUED EXCLUSIVE RIGHT. . . . . . . . . . . . . . . . .   9
          4.3.7.  CONTINUED AGREEMENTS . . . . . . . . . . . . . . . . . . .   9
          4.3.8.  CESSATION OF SUPPLY. . . . . . . . . . . . . . . . . . . .   9
    4.4.  COLLABORATION INTELLECTUAL PROPERTY RIGHTS . . . . . . . . . . . .   9
          4.4.1.  HP INVENTIONS. . . . . . . . . . . . . . . . . . . . . . .   9
          4.4.2.  MTX INVENTIONS . . . . . . . . . . . . . . . . . . . . . .  10
          4.4.3.  JOINT INVENTIONS . . . . . . . . . . . . . . . . . . . . .  10
          4.4.4.  [Intentional Blank]  . . . . . . . . . . . . . . . . . . .  10
          4.4.5.  OWNERSHIP OF BACKGROUND AND OTHER INTELLECTUAL PROPERTY
                  RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          4.4.6.  MTX LICENSE OF BACKGROUND IPR TO HP. . . . . . . . . . . .  11
          4.4.7.  HP LICENSE OF BACKGROUND IPR TO MTX. . . . . . . . . . . .  11
          4.4.8.  PATENT PROSECUTION . . . . . . . . . . . . . . . . . . . .  11
          4.4.9.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . .  13

5.  COMMERCIALIZATION PHASE. . . . . . . . . . . . . . . . . . . . . . . . .  15
    5.1.  COMMENCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    5.2.  RESPECTIVE MARKETS OF THE PARTIES. . . . . . . . . . . . . . . . .  15
          5.2.1.  BIOANALYTICAL MARKET . . . . . . . . . . . . . . . . . . .  15
          5.2.2.  BIOMEDICAL RESEARCH MARKET . . . . . . . . . . . . . . . .  17
          5.2.3.  DUAL NATURE ACCOUNTS . . . . . . . . . . . . . . . . . . .  18
          5.2.4.  GENOMICS . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


6.  REVENUES AND ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . .  19
    6.1.  HP SYSTEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          6.1.1.  FORMULA SYSTEM PRICE . . . . . . . . . . . . . . . . . . .  19
          6.1.2.  HP SYSTEM ROYALTIES. . . . . . . . . . . . . . . . . . . .  19
    6.2.  COMPUTER HARDWARE AND PERIPHERALS. . . . . . . . . . . . . . . . .  20
    6.3.  CUSTOM APPLICATIONS SOFTWARE . . . . . . . . . . . . . . . . . . .  20
    6.4.  MTX AND HP CHIPS . . . . . . . . . . . . . . . . . . . . . . . . .  20
          6.4.1.  MTX SALES OF HP CHIPS. . . . . . . . . . . . . . . . . . .  20
          6.4.2.  MTX SALES OF MTX SPONSORED CHIPS . . . . . . . . . . . . .  20
          6.4.3.  HP SALES OF MTX SPONSORED CHIPS. . . . . . . . . . . . . .  20
          6.4.4.  HP SALES OF HP CHIPS . . . . . . . . . . . . . . . . . . .  20
    6.5.  MARKETING AND PROMOTION. . . . . . . . . . . . . . . . . . . . . .  21
    6.6.  PRESALES PRODUCT SUPPORT . . . . . . . . . . . . . . . . . . . . .  21
    6.7.  ROYALTY TERM . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

7.  HP CHIPS AND [    *          ] CHIPS . . . . . . . . . . . . . . . . . .  21
    7.1.  COMMISSIONED HP CHIPS. . . . . . . . . . . . . . . . . . . . . . .  21
          7.1.1.  DEVELOPMENT PROGRAM. . . . . . . . . . . . . . . . . . . .  21
          7.1.2.  PRIORITY TO DEVELOPMENT. . . . . . . . . . . . . . . . . .  22
    7.2.  DEVELOPMENT AND SUPPLY AGREEMENT . . . . . . . . . . . . . . . . .  22
    7.3.  WARRANTIES AND LICENSES. . . . . . . . . . . . . . . . . . . . . .  22
          7.3.1.  PROPRIETARY GENETIC SEQUENCES. . . . . . . . . . . . . . .  22
          7.3.2.  LICENSE TO BACKGROUND IPR. . . . . . . . . . . . . . . . .  22
          7.3.3.  EXCLUSIVE RIGHTS TO HP CHIPS . . . . . . . . . . . . . . .  22
    7.4.  DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          7.4.1.  DEVELOPMENT OF HP CHIPS. . . . . . . . . . . . . . . . . .  23
          7.4.2.  GRANT OF LICENSE UPON BREACH . . . . . . . . . . . . . . .  23
    7.5.  REGULATORY FILINGS . . . . . . . . . . . . . . . . . . . . . . . .  23

8.  OPTION TO HP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    8.1.  OPTION FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    8.2.  HP CLINICAL MARKET INSTRUMENT OPTION . . . . . . . . . . . . . . .  23
    8.3.  [          *          ] OPTION . . . . . . . . . . . . . . . . . .  24
    8.4.  EXERCISE OF PARTS OF OPTION. . . . . . . . . . . . . . . . . . . .  24
    8.5.  ROYALTY STRUCTURE AND LICENSING FEES . . . . . . . . . . . . . . .  24

9.  LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

10.  COLLABORATION MONIES AND LICENSE FEE. . . . . . . . . . . . . . . . . .  24

11.  PAYMENTS APPLIED TO PURCHASE OF EQUITY POSITION . . . . . . . . . . . .  26

12.  PAYMENTS; BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . .  26
     12.1.  ROYALTY REPORTS AND PAYMENTS . . . . . . . . . . . . . . . . . .  26
     12.2.  PAYMENT METHOD . . . . . . . . . . . . . . . . . . . . . . . . .  26
     12.3.  CURRENCY CONVERSION. . . . . . . . . . . . . . . . . . . . . . .  26

     12.4.  INSPECTION OF RECORDS. . . . . . . . . . . . . . . . . . . . . .  26
     12.5.  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  27

13.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  27
     13.1.  WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.2.  REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.3.  MTX REPRESENTATION AND WARRANTY. . . . . . . . . . . . . . . . .  27
     13.4.  NON-ASSERTION AND ASSERTION OF CLAIMS BY THE PARTIES . . . . . .  28
            13.4.1.  NON-ASSERTION OF INFRINGEMENT CLAIMS. . . . . . . . . .  28
            13.4.2.  ASSERTION BY HP AFTER MATERIAL BREACH . . . . . . . . .  28
            13.4.3.  ASSERTION BY MTX AFTER MATERIAL BREACH. . . . . . . . .  28
     13.5.  RESIDUAL KNOWLEDGE OF EMPLOYEES AND FREEDOM TO RE-ASSIGN . . . .  28

14.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     14.1.  MTX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     14.2.  HP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     14.3.  PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

15.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.1.  GOVERNING LAWS . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.2.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.3.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.4.  INDEPENDENT CONTRACTORS. . . . . . . . . . . . . . . . . . . . .  29
     15.5.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . .  30
     15.6.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     15.7.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     15.8.  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . .  30
     15.9.  COMPLETE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .  30
     15.10.  DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . .  31
     15.11.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     15.12.  SURVIVAL OF CLAUSES . . . . . . . . . . . . . . . . . . . . . .  31
     15.13.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

                             COLLABORATION AGREEMENT

     THIS AGREEMENT, having an effective date of November 11, 1994, is made by and between Hewlett-Packard Company (including its Affiliates) (hereinafter collectively "HP"), a California corporation with a principal place of business at 3000 Hanover Street, Palo Alto, California 94304, and Affymetrix (hereinafter "MTX"), a California corporation with a principal place of business at 3380 Central Expressway, Santa Clara, California 95051.

1.  BASIC PRINCIPLES OF THE COLLABORATION

1.1. INTENT. HP and MTX (collectively the "Parties") intend that the result of this collaboration ("Collaboration") will be a type of Array Reader (as defined herein in Section 2) for use with MTX GeneChip-TM- products, which is brought to market more quickly than either acting alone could accomplish, with more effective technology than either alone could produce in the shortened time frame and, along with other components necessary for a complete system (including both instrument and application software) priced competitively for the targeted markets.

1.2. MUTUALLY PROFITABLE. Both Parties intend the Collaboration to be mutually profitable, and, as far as is possible when dealing with technology in such a rapidly emerging area, have crafted terms which are born of the intention that both Parties share fairly in the profits. Specifically, MTX grants HP the right-of-first refusal during the Collaboration to exploit new advances in reader technology developed by or available to MTX during the Collaboration.

1.3. ADJUSTMENT. Both Parties recognize, too, that to the extent the actual market conditions materialize differently than anticipated, adjustments may be agreed to from time to time in order that the intent of the Collaboration may be fulfilled.

1.4. PRE-EXISTING IP. Both Parties recognize that each has rights to pre-existing intellectual properties which may directly or indirectly contribute to the HP System. It is understood that in the process of reaching a Collaboration Agreement, both Parties will reveal to each other relevant Background IP under appropriate confidentiality and nondisclosure provisions, irrespective of whether the Background IP is an issued patent, a pending patent application, a trade secret, know-how or otherwise.

1.5. NEW PRODUCTS AND NEW USES. To the extent that the Collaboration may produce (i) new gene discoveries and applications and (ii) products with new uses, both Parties will work towards terms which foster mutual success and equitable apportionment of revenue therefrom. Nothing in this Agreement is intended to prohibit either Party from pursuing opportunities outside this Collaboration so long as the Party does so without breaching any of the terms of this Agreement.

1.6. EXPERIENCES OF MTX. MTX has experience in the making of MTX Chips by photolithographic methods and other methods currently under development; MTX will focus resources toward the design and manufacture of array chips based on MTX Chip technology, along with application specific software. MTX represents that it has developed technology that may be useful in developing a reader instrument for MTX Chips.

1.7. EXPERIENCES OF HP. HP has experience as an instrument manufacturer with a broad technological base; HP will focus resources toward the design and manufacture of a reader instrument system, including software, capable of reading MTX Chips.

1.8. HP MARKET. HP will evaluate and directly market Products in the "applied" or Bioanalytical Market worldwide.

1.9. MTX MARKET. MTX will evaluate and directly market Products in the "research" or Biomedical Research Market worldwide.

1.10. EFFORTS. Both Parties will use commercially feasible efforts to sell the Products in their respective markets.

1.11. FUNDING. Within the scope of the Collaboration, MTX will fully fund, or arrange to fund, development of MTX Chips and, to the extent MTX may legally do so, will give HP sufficient notice of the nature of the intended product so that marketing of Products can be effective; HP will fully fund development of the HP System performed at HP and will fund reasonable development performed by employees assigned to such development, excluding chip-related costs, at MTX as described in the Workplan.

1.12. SUPPLY PRICE. HP agrees to supply the HP System to MTX for sale into the Biomedical Research and clinical markets at the Formula System Price described below.

2.  DEFINITIONS

2.1. "AFFILIATE" shall mean collectively, all persons directly or indirectly controlling, controlled by or under common control of a Party. The term "control" means the ownership, directly or indirectly, of at least fifty percent (50%) of the voting stock of the controlled company in the case of a corporation and at least fifty percent (50%) of the interest in net profits in the case of an entity other than a corporation.

2.2.  "ARRAY READER" shall mean a fluorescent-based reader which reads MTX
Chips.

2.3. "BACKGROUND IPR" shall mean IPR existing prior to the commencement of the Collaboration.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


2.4. "BETA MODEL" shall mean an HP System meeting the agreed functionality specifications set forth in the Workplan but not fully documented.

2.5.  "[      *       ] CHIPS" shall mean MTX Chips that are commissioned by HP
pursuant to the [          *          ] Option.

2.6. "DNA CHIP" shall mean a solid support where the support includes a plurality of single or double stranded DNA, RNA, or analog materials (or combinations thereof) synthesized photolithographically on a surface of the support at spatial locations that are known or may be determined.

2.7. "EMERGING COMPANIES" shall mean a company whose first proprietary product has not yet been offered for sale on a commercial basis in its major market.

2.8.  "HP CHIP" shall mean an MTX Chip commissioned and sponsored by HP.

2.9. "HP SOFTWARE" shall mean software HP generates, as described in the Workplan, for running the HP System.

2.10. "HP SYSTEM" shall mean the Array Reader as described by the specifications in the Workplan, with an output of pixel intensity versus position data and shall include HP Software which runs the HP System, but shall exclude computers, which are required to run the HP System.

2.11. "INTELLECTUAL PROPERTY RIGHTS" ("IPR") shall mean rights to protected Intellectual Properties ("IP"), which shall mean patents, copyrights, trademarks, trade secrets and maskworks. (IPR may be subject to limitations and/or obligations in any license from a third party.)

2.12. "INVENTION" shall mean intellectual property amenable to patent protection.

2.13. "MATERIAL BREACH" shall mean failure to pay monies, whether license or royalties, due within thirty (30) days of their due date and absent a reasonable dispute about the amount therefor for which the dispute resolution mechanism has been initiated as provided for herein; failure of either Party to exercise reasonable diligence in the development of their respective areas of responsibility (the HP System from HP and the MTX Chips, including HP Chips and
[      *      ] Chips, from MTX); and inability or unwillingness of a Party to meet the production or delivery schedules of its development and supply agreement.

2.14. "MTX CHIP" shall mean a DNA Chip made by or for MTX using in whole or in part MTX IPR.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

2.15. "MTX SOFTWARE" shall mean MTX-generated software for transforming pixel intensity versus position information into gene sequence(s) that a given MTX Chip is designed to identify.

2.16. "MTX SPONSORED CHIP" shall mean an MTX Chip developed by MTX independently of HP sponsorship.

2.17. "NECESSARY REAGENTS" shall mean reagents, including probes, proprietary to MTX, required for the use of MTX Chips for the use or uses for which any given MTX Chip is intended and designed.

2.18.  "NET SALES" shall mean the [

                                  *


                   ] provided that where the Products are supplied by a Party or its respective Affiliate, licensee or sublicensee free of charge or sold at a price below the price at which it normally sells the Products to third parties on a stand-alone basis, the Products shall be [

                                                *
                                         ]  Any transfer of Products for
evaluation or internal use purposes is deemed to have a net sales amount of zero.

2.19. "PATENT APPLICATION" shall mean any U.S. application, continuation, continuation-in-part, reissue, reexamination, division or patent term extension application or any foreign equivalent of the foregoing.

2.20. "PROSECUTE" shall mean, in the context of prosecuting pending patent applications, taking necessary actions, including conducting oppositions and interferences, to perfect the patent rights to an invention.

2.21. "PRODUCTION MODEL" shall mean an HP System which is manufactured by standard HP manufacturing procedures.

2.22. "PRODUCTS" shall mean the HP System, HP Software, MTX Chips, MTX Software and Necessary Reagents.

2.23. "RESIDUAL KNOWLEDGE" shall mean all Collaboration information in nontangible form which is gained and retained in the mind in the normal course of work by those employees (i) performing under this Agreement and (ii) having access to Collaboration information, whether confidential or not, that is in tangible or intangible form and that is not a protected IP.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

2.24. "TYPE OF CHIP" shall mean chips of a particular part number characterized by a common set of specifications.

2.25.  "WORKPLAN" shall have the meaning described in Section 4.1.1.

3.  MARKET SEGMENT DEFINITIONS--NON-CLINICAL MARKET

3.1.  BIOANALYTICAL MARKET.  The Bioanalytical Market consists of [

                    *
    ]  HP will take the lead in sales and marketing in the Bioanalytical Market.


3.2.  BIOMEDICAL RESEARCH MARKET.  The Biomedical Research Market consists of [



        *
                                           ]  MTX will take the lead in sales
and marketing in the Biomedical Market.

3.3.  DUAL-NATURE ACCOUNTS.

3.3.1. DEFINITION. Certain accounts may be classified as being either in the Bioanalytical Market or the Biomedical Research Market. The Parties will mutually agree on account assignment and commit to actively introduce and market the Products. HP will be assigned accounts where HP has an active base of analytical and measurement instruments business and agrees to make a concrete commitment to introduce and actively market Products. MTX will be assigned accounts where MTX's expertise in molecular biology and DNA sequencing will give MTX the lead. Where it is to their mutual advantage, the Parties may also agree to co-market dual nature accounts. Co-market herein shall include initiating pre-market and post-introduction development activities.

3.3.2. ESTABLISHING ACCOUNTS. The Parties agree (i) within six months after the effective date of the Collaboration Agreement, to establish lists of target accounts; (ii) within six (6) months prior to the launch of the Production Model, to assign sales representatives to those accounts; and (iii) to revise such accounts and assignments immediately prior to the introduction of the Production Model and from time-to-time thereafter as appropriate. The Parties agree to negotiate terms to provide incentives to their sales forces to develop their respective customer bases.

3.3.3. APPORTIONMENT OF REVENUES. To the extent that the Collaboration may produce products with new uses, both Parties will work towards terms which foster success and

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


equitable apportionment of revenue to reflect respective interests and contributions of the Parties.

4. COLLABORATIVE RESEARCH AND DEVELOPMENT AND COMMERCIALIZATION PROGRAM-- NON-CLINICAL MARKET

4.1.  RESEARCH AND DEVELOPMENT.

4.1.1. GOAL. The Research and Development Phase of Collaboration will have a goal of developing an HP System capable of reading MTX Chips for both the Bioanalytical and Biomedical Research Markets. As goals, a Beta Model is to be
completed by [    *      ] and a Production Model to follow by [      *        ]
under a comprehensive Workplan for the HP System developed by HP and MTX technical teams (the "Workplan Committee") and attached as Exhibit A hereto.

4.1.2. RESEARCH SITES. All commercially feasible efforts will be made by both Parties to meet the Beta Model and Production Model goals stated in the Workplan. Both HP and MTX will perform research to develop the HP System, including research on chemistry (primarily at MTX) as well as on the reader instrument system (primarily at HP); manufacture of the developed HP System will be the responsibility of HP.

4.2.  THE COMMITMENT.

4.2.1. RESEARCH MANAGEMENT COMMITTEE. The Parties agree that the mechanism for managing the research staff under the Workplan and approving expenditures during execution of the Workplan shall be the review and approval of a Research Management Committee (RMC). The RMC shall be composed of an equal number of members of both Parties' technology staffs. All actions of the RMC will be by unanimous consent. In the absence of unanimous consent on a matter, it shall be forwarded to the senior management of both Parties for final resolution.

4.2.2. PRODUCT MANAGEMENT COMMITTEE. The Parties agree that the responsibility for managing the product development staff under the Workplan and reviewing progress, and that the mechanism for approving changes to the HP System product specification and requesting specific product orientated research of the RMC during execution of the Workplan shall be through a Product Management Committee
(PMC). The PMC may recommend to senior management to toll any date in this Agreement if it finds that any Party, through that Party's actions or inactions, has caused unavoidable delays in the performance of the other Party. The PMC shall be composed of an equal number of members of both Parties' personnel. All actions of the PMC will be by unanimous consent. In the absence of unanimous consent on a matter, it shall be forwarded to the senior management of both Parties for final resolution.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

4.2.3. HP COMMITMENTS. HP shall commit monies and other resources sufficient to realize the development of the HP System as delineated in the Workplan. HP agrees to pay reasonable "burden cost" (fully loaded cost) for MTX employees assigned to and performing services in the development of the HP System as described in the Workplan.

4.2.4. MTX COMMITMENTS. MTX will commit research, development and manufacturing resources at MTX necessary to achieve the program goals of manufacturing a minimum number of specific MTX Chips in quantities previously agreed to and with performance characteristics previously agreed to to meet market demand for such Chips. The majority of MTX personnel assigned to perform services and research as defined in the Workplan shall have substantial MTX experience.

4.2.5.  OTHER MTX SOFTWARE.

4.2.5.1.  OVERALL SYSTEM.    HP will take the lead for development and
implementation of the overall system software architecture and will be responsible for all software for the HP System, including output of the pixel fluorescence intensities versus position on a chip, with the exception that MTX will specify and implement image processing and data analysis software, including transformation of the pixel fluorescence intensities versus position on a chip, to identify the chip-specific bases in the target nucleic acid. Funding for the MTX-developed image processing and data analysis module will either be provided by HP, but in such case HP will have no rights to such work other than those specified in this Section 4.2.5.1, or by MTX, in which case MTX
may charge a fee, not to exceed [         *                   ] (said fee will
include cost of API software if supplied by MTX) per HP System, and supply the module to HP directly. If funded by HP, HP shall have a royalty-free license to reproduce, use, and sell such module for HP Systems. The approach will be based on the optimization of resources to implement the Workplan with a recommendation made by the RMC and subject to approval of HP and MTX management.

4.2.5.2. SOFTWARE API. Definition of specifications and plan for implementation of a software API for experimental protocols will be determined by the PMC during the initial stages of the Workplan. A graphical user interface (GUI) will be specified and developed jointly by HP and MTX.

4.3.  TERM AND TERMINATION.

4.3.1. ORIGINAL TERM. This Agreement, if not terminated earlier for cause, that is, for a Material Breach which remains uncured sixty (60) days after written notice, shall remain in effect until the end of the fifth (5th) full calendar year from the date of the commencement of the Collaboration (the "Original Term") and shall be extended thereafter for consecutive three-(3-)year terms, unless either Party shall, upon six (6) months' written notice prior to the termination of the current term to the other Party, state that it does not wish to extend this Agreement. Notwithstanding the foregoing,

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

either Party may, after the Original Term, terminate this Agreement for any reason upon six (6) months' prior written notice to the other Party. In the event this Agreement is not extended beyond the Original Term or is terminated other than for an uncured Material Breach after an extension, all licenses granted herein which have not already been so converted shall convert to non-exclusive licenses with the same terms, rights and obligations; HP shall continue to supply to MTX the HP Systems being supplied by HP to MTX at the time of such termination of this Agreement and MTX shall continue to supply to HP the MTX Chips being supplied by MTX to HP at the time of such termination of this Agreement on terms consistent with those of the Collaboration or supply agreements entered into by the Parties prior to such termination.

4.3.2. MATERIAL BREACH. Notwithstanding the foregoing, upon a Material Breach under this Agreement by either Party, the non-breaching Party may terminate this Agreement by sixty (60) days' prior written notice to the other Party; said notice shall become effective at the end of such sixty-day (60 day) period, unless the breaching Party shall remedy such Material Breach during such sixty-day (60 day) period. In such event, the breaching Party shall not be entitled to any license under Section 4.3.1 and shall be obligated to continue to supply
MTX Chips, HP Chips and [          *        ] in accordance with the terms
hereof, if MTX is the breaching Party and HP Systems, in accordance with the terms hereof, if HP is the breaching Party.

4.3.3. TRANSFER OF OWNERSHIP BY MTX. Should majority ownership of MTX be transferred to others than those presently holding ownership without the prior written consent of HP, HP may at its option terminate this Agreement forthwith by written notice to MTX within sixty (60) days of notice from MTX of any such change of ownership. MTX shall promptly give such notice of change of ownership to HP.

4.3.4. MTX DISSOLUTION. Should a liquidation or dissolution of MTX occur; should MTX effect or attempt an unauthorized transfer or assignment of this Agreement; should MTX become insolvent; should MTX make a voluntary or involuntary general assignment of its assets for the benefit of creditors; should any petition in bankruptcy be filed by or against MTX; should a receiver or trustee be appointed for all or any part of MTX's property, HP may at its option terminate this Agreement forthwith by written notice to MTX within sixty
(60) days of HP's knowledge of such event.

4.3.5. LIABILITIES AT TERMINATION. The termination of this Agreement shall not relieve either Party of any liability from any obligations which have accrued hereunder prior to such termination, including duties of confidentiality or, in the case of a Party whose Material Breach is the cause of termination, duties to supply Products under the terms of the Collaboration or under any supply agreement consistent with the terms of the Collaboration or the HP Option entered into by the Parties.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

4.3.6. CONTINUED EXCLUSIVE RIGHT. Notwithstanding any termination provision in this Agreement, if termination is not the result of a Material Breach by HP, HP shall, by virtue of the license fee paid upon commencement of the Collaboration Agreement, remain in possession of the exclusive right to make or have made, sell and use the HP System and to sell Products in the Bioanalytical Market and to such dual accounts as the Parties assign to HP for the entire exclusive period under this Agreement.

4.3.7. CONTINUED AGREEMENTS. Termination of the Collaboration Agreement, other than upon a Material Breach by HP, will not affect the term of any development or supply agreement entered into by the Parties pursuant to the HP Option then in force and affect, except as may be provided in such agreement itself.

4.3.8.  CESSATION OF SUPPLY.

4.3.8.1. HP SYSTEMS. If HP ceases to supply the HP System, and MTX has been selling HP Systems exclusively and continuously to read MTX Chips for the most recent two (2) years or from the date when HP Systems are first available, whichever is shorter, (on a country-by-country basis) in the Biomedical Research Market, HP agrees to negotiate in good faith with MTX for a license for each such country at a reasonable royalty rate to MTX to make, have made, use and sell the HP System and for a supply agreement to provide MTX with HP proprietary components for the HP System at a reasonable price for a reasonably limited period.

4.3.8.2. MTX CHIPS. MTX hereby grants to HP, effective if MTX ceases to supply MTX Chips and if HP has been selling such MTX Chips, including HP Chips, continuously (on a country-by-country basis) in its markets, a license for each such country at the existing royalty rates to make or have made and sell such
MTX Chips, including Necessary Reagents and HP Chips, [        *    ] Chips and
such other then available MTX Chips that are suitable by the types of accounts HP is serving in its markets at the time MTX ceases to supply.

4.3.8.3. GRANT OF LICENSE. In either case, the Party ceasing to supply its Product agrees to transfer to the other Party, as part of its grant of a license, all know-how and technical data necessary to manufacture such Product.

4.4. COLLABORATION INTELLECTUAL PROPERTY RIGHTS. The Collaboration is intended to facilitate invention by both Parties. IPR relating to the work performed under and as described in the Workplan shall be treated as follows:

4.4.1. HP INVENTIONS. Inventions made solely by HP employees within the scope of the Workplan and during the term of the Collaboration ("HP Inventions") are the property of HP. HP Inventions will be cross-licensed royalty-free, without the right to sublicense others, to MTX. In the case of HP Inventions which are applicable to array readers, such license for such use is for internal non-commercial use only.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

4.4.2. MTX INVENTIONS. Inventions made solely by MTX employees within the scope of the Workplan and during the term of the Collaboration ("MTX Inventions") are the property of MTX. MTX hereby grants HP an irrevocable, royalty-free license, with sublicensing rights, to all such MTX Inventions. MTX shall not commercialize or license others to commercialize in whole or in part any such MTX Inventions that are applicable to Array Readers for such use in the Bioanalytical and Biomedical Markets without the written permission of HP while HP is meeting its obligations to supply Array Readers to MTX for those markets. If MTX commercializes such MTX Inventions outside the Bioanalytical Market or Biomedical Market, MTX shall (i) promptly pay HP [ * ] of the funding HP has provided for the research resulting in such MTX Invention ("Funding") and (ii) thereafter pay HP a reasonable royalty on such commercialization until an
additional [          *            ] of the Funding has been paid to HP.  MTX
shall in no event pay more than [      *         ] of the Funding to HP for such
commercialization of such MTX Inventions.

4.4.3.  JOINT INVENTIONS.

4.4.3.1. DEFINITIONS. Inventions made jointly by employees of HP and MTX within the scope of the Workplan and during the term of the Collaboration ("Joint Inventions") will be jointly owned. Neither Party may sublicense a Joint Invention without prior written permission of the other Party, which permission shall not be unreasonably withheld. Any Invention resulting from work performed under this Collaboration not promptly and fully disclosed in writing upon conception, but in any event not later than ten (10) days after a written Invention Disclosure is prepared, to the other Party as a sole HP Invention or MTX Invention, as the case may be, shall be deemed a Joint Invention upon dispute between the Parties.

4.4.3.2. CROSS-LICENSEES. Notwithstanding the foregoing, no prior written permission is required for licenses to cross-licensees of either Party existing as of the effective date of this Agreement. Each Party hereby warrants that none of the companies listed for that Party in Exhibit B is an existing cross-licensee of the Party as of the effective date of this Agreement. HP represents to the best of its knowledge that the licenses with the cross-licensees listed in Exhibit D are not germane to the technology applicable to Array Readers.

4.4.4.  [Intentional Blank]

4.4.5. OWNERSHIP OF BACKGROUND AND OTHER INTELLECTUAL PROPERTY RIGHTS. Nothing in the Collaboration Agreement is intended to alter or affect the ownership of the Background IPR of the Parties or IPR developed after the term of the Collaboration or outside the scope of the Workplan. Each Party agrees to promptly notify the other Party if any Background IPR or other IPR must be acquired for the Collaboration; or, alternatively, notify the other Party promptly on discovery if, to its knowledge, payment or a license to Background IPR is required under Background IPR to or from a third party.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

4.4.6. MTX LICENSE OF BACKGROUND IPR TO HP. MTX grants HP a royalty-free license to MTX Background IPR to make, have made, use or sell the HP System to read MTX Chips. However, this license to MTX Background IPR specifically shall not constitute a license to HP to manufacture MTX Chips.

4.4.7. HP LICENSE OF BACKGROUND IPR TO MTX. HP grants MTX a royalty-free license to HP Background IPR to make, have made, use or sell MTX Chips,
including HP Chips and [      *      ] Chips, and Necessary Reagents for
operation with HP Systems during the period that such Products are available for
sale by HP ("Available Period") and during the [     *       ] of unavailability
for sale by HP immediately preceding such Available Period (the "Unavailable Years") if the Unavailable Years are solely a result of an exclusive license with a third party.

4.4.8.  PATENT PROSECUTION.

4.4.8.1. BACKGROUND IPR. Subject to the terms of any other agreements with third parties relating to Background IPR, each Party shall, at its option and expense, be responsible for Patent Applications and patents relating to its Background IPR.

4.4.8.2. SOLELY-OWNED INVENTIONS. The inventing Party shall, at its option and expense, be responsible for Patent Applications and patents relating to Inventions solely made by such Party.

4.4.8.3.  JOINT INVENTIONS.

4.4.8.3.1. RESPONSIBILITY. HP shall, at its option, be responsible to prepare, file, Prosecute and maintain in such countries it deems appropriate, Patent Applications and patents relating to Joint Inventions. HP and MTX shall equally share the cost of all such activities. MTX at any time may decline to share prospective costs by serving HP with written notice to that effect. In the event MTX declines to share or, having shared, to continue to share the cost of such activities in any country, MTX shall cease to be joint owner and shall promptly assign to HP its joint ownership of such Joint Inventions and/or patents issuing thereon to HP for such country, reserving for itself an irrevocable, non-exclusive, royalty-free, license to all such patents, including those issuing from any such Patent Application. In the case of Joint Inventions which are applicable to array readers, such license for such use shall be for internal use only.

4.4.8.3.2. DECLINING FURTHER PATENTING EFFORT. In the event HP declines to file or having filed fails to further prosecute or maintain any such Patent Applications or patents in any countries and MTX remains a joint owner of the invention in such Patent Applications or patents in such countries, HP shall so inform MTX at least sixty (60) days before the next action or filing is required, and MTX shall have the right at its sole expense to prepare, file, prosecute and maintain such Patent Applications and patents in such countries it deems appropriate. HP shall promptly assign to MTX its joint ownership in such countries of (i) any patents issuing from such Patent Applications prosecuted or maintained by MTX and (ii) any such patents being maintained by MTX, reserving for itself and its cross-licensees existing at the time of the Agreement an irrevocable, non-exclusive, royalty-free license to all such patents, including those issuing from such Patent Applications. In the case of Joint Inventions which are applicable for the manufacture of DNA Chips, such license for such use, except for cross-licensees existing at the time of the Agreement, shall be for internal use only.

4.4.8.3.3. FULL OWNERSHIP WITH ASSIGNMENT. After assignment by a Party of any Joint Invention to the other Party, the other Party hereto shall have full ownership rights to the assigned Joint Inventions and patents issuing thereon, if any, including the right to sublicense without accounting to the first Party.

4.4.8.4. PROSECUTION BY NON-OWNER OTHER PARTY. In the event that HP or MTX, as the case may be (the "Owner"), declines to file or, having filed, declines to further Prosecute and maintain any solely-owned Patent Applications or patents claiming inventions made during the Collaboration, the other Party shall have the right to take such actions, at its own expense, in the name of the Owner in any country, in which event the Owner shall provide, at the other Party's request and expense, all reasonable assistance. If the Owner declines or fails to take any such actions, such Owner shall notify the other Party hereto at least sixty (60) days prior to the date the next action or filing is due to be taken with respect to the subject Patent Application or patent. Owner shall assign such patents or patents issuing from such Patent Applications to the other Party, reserving for itself and, in the case of HP, its cross-licensees an irrevocable, royalty-free license to make, have made, use or sell products or use processes covered by such patents.

4.4.8.5. COOPERATION. Each Party shall keep the other Party reasonably informed as to the status of patent matters relating to the Collaboration on request, comment on any documents which will be filed in any patent office, and provide to the other Party copies of any material documents that such Party receives from a patent office, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. Each Party shall cooperate with and reasonably assist the other Party in such activities, each Party bearing its own expenses, upon the other Party's request.

4.4.8.6.  ENFORCEMENT AND DEFENSE.

4.4.8.6.1.  ENFORCEMENT.

4.4.8.6.1.1. SOLELY OWNED IPR. If any IPR solely-owned by a Party (the "Owning Party") which is necessary for the manufacture, use or sale of a Product is infringed or misappropriated by a third party in any country in which the other Party has rights to market such Product, the Owning Party shall upon discovery promptly notify the other Party thereof. The Owning Party shall have the initial right (but not the obligation) to enforce, or defend any declaratory judgment action against, or settle with the consent, which shall not be unreasonably withheld, of the other Party any claims against such IPR at its own expense. If the Owning Party fails to initiate a suit or negotiation to enforce such IPR against a commercially significant infringement by the third party within one (1) year of a request by the other Party and actively pursue such suit or negotiation thereafter, the other Party shall no longer be responsible for any royalty payments due the Owning Party on such Product in that country of infringement after the one (1) year period so long as such commercially significant infringement remains unabated, and all such royalty payments due shall be forgiven. The other Party may, at its own expense, initiate such suit in the name of the Owning Party. The other Party shall keep the Owning Party hereto reasonably informed of the progress of any such claim, suit or proceeding. The other Party initiating the suit shall be entitled to any recovery received as a result of any such claim, suit or proceeding. The other Party shall resume royalty payments to the Party upon a successful action against the third-party infringer such (i) that the third-party infringer is either enjoined from using the IP or required to pay the Party a comparable royalty on a license to the IP or (ii) that the commercially significant infringement has ceased.

4.4.8.6.1.2. JOINT INVENTION. Notwithstanding Section 4.4.8.6.1.1. above, in the event that any Joint Invention is infringed or misappropriated by a third party, HP and MTX shall mutually agree upon whether, and, if so, how, to enforce such Joint Invention or defend such Joint Invention in a declaratory judgment or similar proceeding.

4.4.8.6.1.3.  INFRINGEMENT CLAIMS.

4.4.8.6.1.3.1. If the manufacture, sale or use of any Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against HP or MTX, such Party shall promptly notify the other Party hereto in writing setting forth the facts of such claim in reasonable detail. The Party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, it shall not enter into any settlement which admits or concedes that any IP solely owned by or licensed from the other Party hereto is invalid or unenforceable without the prior written consent of such other Party. The Party subject to the claim shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. If the claim is based on the practice or use of IP of the other Party, the other Party, at its own expense, shall have the right to join the Party in the defense of the claim, suit or proceeding.

4.4.8.6.1.3.2. If an infringement claim is brought against MTX for its manufacture of MTX Chips, and MTX is required to make license payments therefor, such license payments shall be the sole responsibility of MTX.

4.4.9. CONFIDENTIAL INFORMATION. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall not disclose to any third party any information furnished to it in written form or, if furnished orally, reduced within thirty (30) days to written form, and marked and identified as confidential information or trade secret by the disclosing Party hereto pursuant to this Agreement except to the extent that it can be established by the receiving Party by competent proof that such information:

     (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

     (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

     (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (d) was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

     (e) was subsequently lawfully disclosed to the receiving Party by a person other than the other Party.

4.4.9.1. RESIDUALS. Notwithstanding the foregoing section, employees and consultants of a Party who perform services under this Agreement and have access to Collaboration information shall not be prohibited from using the Residual Knowledge relating to their participation in the Collaboration in future work performed on behalf of such Party.

4.4.9.2. NONDISCLOSURE OF TERMS. Each Party agrees not to disclose except as required by law, such as, but not limited to, filings with the U.S. Securities Exchange Commission, the terms of this Agreement to any third party, other than to such Party's attorneys, advisors, consultants and others on a need-to-know basis under circumstances that ensure the confidentiality thereof, without the prior written consent of the other Party. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding question and answer ("Q&A") outline for use in responding to inquiries about the Agreement; thereafter MTX and HP may each disclose to third parties the information contained in such press release and Q&A without the need for further approval by the other. In addition, either Party or both may make public statements regarding the progress of the Collaboration and development and commercialization of Products including announcement of the achievement of milestones and fees with respect thereto, following consultation with the other Party.

4.4.9.3. PUBLICATION. The contents of any proposed publication or public disclosure ("Publication") by an employee of or consultant to HP or MTX (the "Disclosing Party") describing the scientific results of the Collaboration shall be subject to the prior review of the RMC at least thirty (30) days prior to submission for such Publication by the Disclosing Party. The members of the other Party in the RMC shall be responsible for forwarding the contents of such Publication to their respective company (the "Receiving Party"). The Receiving Party shall notify the Disclosing Party in writing within such thirty (30) day period whether the Receiving Party desires a Patent Application be filed on any Invention disclosed in such Publication. In the event that the Receiving Party desires a Patent Application be filed, the Disclosing Party shall withhold such Publication until the earlier that (i) a Patent Application is filed thereon, or
(ii) the Parties determine after consultation that no patentable invention exists, or (iii) sixty (60) days after receipt by the Disclosing Party of the Receiving Party's written notice of the Receiving Party's desire that such Patent Application be filed. Further, if such Publication contains information of the Receiving Party that is subject to confidentiality and nondisclosure restrictions under Section 4.4.9 the Disclosing Party agrees to remove such information from the proposed Publication.

5.  COMMERCIALIZATION PHASE

5.1. COMMENCEMENT. The Commercialization Phase will begin when the Products are available for sale and installation to customers on a commercial, but not a test-market, basis.

5.2. RESPECTIVE MARKETS OF THE PARTIES. As noted above, HP will market Products to the Bioanalytical Market and MTX to the Biomedical Research Market and, subject to the HP Option, to the clinical diagnostic market. Dual nature accounts will be assigned to either HP or MTX or will be co-marketed.

5.2.1.  BIOANALYTICAL MARKET.

5.2.1.1.  PRODUCTS.  HP will market Products to the Bioanalytical Market.

5.2.1.2. EARLY INFORMATION. In order to allow HP to maximally penetrate the Bioanalytical Market, MTX will provide HP information on the nature and availability of MTX Chips, including third-party sponsored chips, as soon as the commitment to develop or manufacture is made, whichever is earlier, or, in the event that there are restrictions on the disclosure of information on third-party sponsored MTX Chips, as soon as such restrictions terminate; provided that such disclosure shall be subject to any obligation of confidentiality by MTX to a third party, which obligation MTX will use commercially feasible efforts to limit so as to permit MTX to supply such information under an obligation of confidentiality to the third party. MTX will use commercially feasible efforts to ensure that all such third-party sponsored MTX Chips will be compatible with and available for HP Systems.

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

5.2.1.3. HP PURCHASE OF CHIPS AND REAGENTS. MTX will supply and HP will purchase MTX Chips, including HP Chips, and Necessary Reagents exclusively from MTX for use with the HP System at a formula price equal to [
           *                            ] for said chips and reagents, but not
less than [ * ].  If the MTX [        *                  ] is greater than [ * ]
per chip, then the formula price will be based on a linear pricing scale from [
                           *                                                  ].
Above the [ * ] price to HP, the price to HP will be [       *        ].  In
the event that HP should promote MTX Chips as reusable items and should set its pricing accordingly, the Parties will renegotiate in good faith the transfer pricing provision of MTX Chips to HP.

 5.2.1.4.  ROLLING FORECASTS FOR MTX CHIPS.

5.2.1.4.1. Within thirty (30) days after HP has provided MTX with a Beta Model, HP will provide MTX with a list of MTX Chips by type of chip and quantity it anticipates purchasing for the coming calendar year ("List"). Within thirty
(30) days of receipt of the List, MTX will then provide HP with a price/volume schedule ("P/V Schedule") for the year. HP, within thirty (30) days after receipt of the P/V Schedule from MTX, will provide MTX with a committed forecast
of its anticipated purchases of MTX Chips for the following [       *
     ]. Thereafter, at least three (3) months prior to each calendar year HP will provide MTX with a List for such calendar year, and, within thirty (30) days of receipt of the List, MTX will provide HP with a P/V Schedule for that calendar year. Further, at least thirty (30) days prior to each calendar
quarter, HP will provide MTX a rolling forecast for the [           *
 ].  HP shall purchase at least [*] of the MTX Chips forecasted for [
*          ], at least [*] for the next quarter and at least [*] for the [  *
   ].

5.2.1.4.2. If HP's firm orders for shipment in any quarter exceeds [ * ] of its forecast for such quarter or [ * ] of the total of its orders for shipment during the preceding quarter, MTX shall not be obligated to supply such excess over [ * ]. Chips will be shipped FOB at place of manufacture if manufactured in the U.S. or at U.S. port of entry if manufactured abroad. In no event will the prices charged to HP be more than the lowest price charged to any third party for a comparable chip for a comparable use.

5.2.1.5.  SUPPORT.

5.2.1.5.1. MTX will provide reasonable application support to HP, through training or otherwise, for the initial Product introduction to customers in the Bioanalytical Market as HP staffs up its sales efforts. If this support involves the formal training of HP personnel, such training shall be held in a single convenient location and HP shall be responsible for the travel and living expenses of HP personnel during such training.

5.2.1.5.2. In addition, on-going support of HP customer support relating to pre-categorized chemistry problems associated with Products will be the responsibility of

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

MTX. However, where the problem is "combinatorial," related to the combination of the chemistry and the measurement system, then the application problem will be the responsibility of both Parties.

5.2.1.6. SEEDING THE BIOANALYTICAL MARKET. HP recognizes the benefit of efforts by MTX to seed the Bioanalytical Market as a significant component of HP's market development. HP agrees to cooperate with MTX in these efforts prior to the availability of the Production Model.

5.2.1.7.  EXCLUSIVITY.

5.2.1.7.1.  From the commencement of the Collaboration until [      *       ],
except as provided in Section 5.2.1.6, MTX will not sell or otherwise distribute to or agree that any other party may sell or distribute to any other party, or license any other party therefor, any Array Reader whatsoever into the Bioanalytical Market without the prior written consent of HP.

5.2.1.7.2. HP will not sell or promote or permit any distributor to sell or promote based on the capability of reading non-MTX Chips an Array Reader which incorporates protected MTX IP without prior written permission from MTX.

5.2.2.  BIOMEDICAL RESEARCH MARKET.

5.2.2.1. PRODUCTS. MTX will market the Products to the Biomedical Research Market. HP shall supply and MTX shall purchase HP Systems and system components for the Biomedical Research Market exclusively from HP at the Formula System Price set forth in Section 6 below.

5.2.2.2. LIMITATION AND REPLACEMENT OF NON-HP READERS. From the date HP makes the Production Model available to MTX, MTX will not accept new orders for or otherwise place any Array Readers other than HP Systems in the Biomedical Research Market until December 1, 2001. MTX agrees to introduce or permit to be
introduced no more than [      *          ] non-HP Array Readers (the "Maximum
Number") manufactured by or for MTX into the Biomedical Research Market before [
    *        ].  If HP fails to make available the Production Model to MTX by [
  * ], then the Maximum Number is waived. MTX will market the HP System exclusively in the Biomedical Research Market for a period beginning when the Production Model is available and ending on December 1, 2001. When the Production Model becomes available and non-HP Array Readers have been ordered to customers but are yet undelivered ("back orders"), MTX will use commercially feasible efforts to cover such back orders of non-HP Array Readers with HP Systems. Further, once the Production Model is available, MTX agrees, at HP's
request, to use commercially feasible efforts to "swap-out" at least [      *
       ] of the non-HP Array Readers introduced into the Biomedical Research
Market but not more than a total of [    *   ] Array Readers.

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

HP and MTX will share equally the cost of the "swap-out". HP and MTX will work together to offer customers the opportunity to "swap out." If the Production Model is not ready for commercial sale before January 1, 1998, MTX will have no obligation to "swap out."

5.2.2.3. ELECTION TO TERMINATE EXCLUSIVITY. After December 1, 1999, MTX may elect to terminate the period of exclusivity before the entire period of exclusivity has elapsed if MTX gives HP six (6) months written prior notice of such election and gives a reasonable quid pro quo to which HP agrees.

5.2.2.4. ROLLING FORECASTS FOR HP SYSTEMS. Within thirty (30) days after HP has provided MTX a Beta Model, MTX will provide HP an estimate of the number of HP Systems it anticipates purchasing: (i) additional Beta Models, if any, for
the coming HP [       *     ] and (ii) Production Models for the four [
  * ] thereafter. Within thirty (30) days of receipt of this volume estimate, HP will then provide MTX with a price/volume schedule ("P/V Schedule") for this period. MTX, within thirty (30) days of receipt of the P/V Schedule from HP, will provide HP with a committed forecast of its anticipated purchases
of HP Systems for the following [         *                ].  Thereafter, at
least thirty (30) days prior to each [      *        ], MTX will provide HP a
rolling forecast for the [         *                         ].  MTX shall
purchase at least [*] of the HP Systems forecasted for the current quarter, at least [*] for the next quarter and at least [*] for the last quarter.

5.2.2.5. SERVICE CONTRACTS. Where MTX sells HP service contracts with the initial sale of an HP System, HP will have the obligation to perform such service contracts commensurate with its obligations and quality standards when it directly sells or includes a service contract together with sale of an HP System. All paid service contracts will be subject to HP's acceptance, which shall not be unreasonably withheld. If HP determines not to accept contracts in a particular geographic location, HP will make available at a reasonable fee to MTX or its designee service training, service manuals and component parts reasonably to permit MTX or its designee to provide required services in such location.

5.2.3. DUAL NATURE ACCOUNTS. Once a dual nature account has been assigned to either HP or MTX, the terms of this Agreement shall be applied as if it were in the Bioanalytical or Biomedical Research Market, respectively.

5.2.4.  GENOMICS.

5.2.4.1. RIGHT TO ENTER INTO THIRD-PARTY COLLABORATIONS. MTX reserves the right to enter into collaborations with third parties for the development of MTX technology (including, but not limited to, MTX Chips) for measuring the presence and level of nucleic acid sequences or genes and applying MTX technology to those companies' development projects.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

5.2.4.2. RIGHT TO DISTRIBUTE THIRD-PARTY MTX CHIPS. MTX will use commercially feasible efforts to secure rights to distribution of any such collaborator's MTX Chips broadly in the Bioanalytical Market for HP as soon as MTX has the right to sell such chips other than to the third-party collaborator. HP acknowledges that these MTX Chips may have a royalty obligation to the third party collaborator as a result of such third party's funding of the MTX Chip development and/or as compensation for rights to sell MTX Chips based on proprietary gene sequence information. Notwithstanding the foregoing, commercial sale of MTX Chips to either the collaborator or other third parties (other than to the collaborator for purposes of research and development) shall remain subject to HP's rights hereunder in the Bioanalytical Market.

6.  REVENUES AND ROYALTIES

6.1.  HP SYSTEM.

6.1.1.  FORMULA SYSTEM PRICE.  HP pricing of HP System sales to MTX shall be
HP's [

                                      *

                                                           ] FOB at place of
manufacture if manufactured in the U.S. or at U.S. port of entry if manufactured abroad. In no event shall HP charge MTX for HP Systems at prices higher than the lowest price charged to any third party for comparable HP Systems sold under comparable terms and conditions.

6.1.2.  HP SYSTEM ROYALTIES.

6.1.2.1. ROYALTY RATES. If HP has incorporated protected MTX IP into the HP System or any component thereof, the HP System that HP sells to customers other than MTX shall be subject to royalties. Royalties on the HP System, if any, will be paid to MTX according to the following table and further conditional
that HP has sold at least [     *   ] in Net Sales of the HP System to customers
other than MTX:

The greater of:

          (a)  $[ * ]; or

          (b) [*] of Net Sales of the HP System if the Gross Margin is less than [*] and [*] if the Gross Margin is greater than or equal to [*].

6.1.2.2.  DEFINITIONS.  HP gross margin ("Gross Margin") on the HP Systems is
defined as [                            *                          ] using
generally accepted accounting principles. Royalties shall be calculated as a percentage of the Net Sales and shall be paid in accordance with Section 12.

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

6.2. COMPUTER HARDWARE AND PERIPHERALS. MTX will purchase computer hardware and peripherals for HP Systems directly from vendors, or, at MTX's option, through HP's Bioscience Products at a price to be negotiated at that time. No price for computer hardware and peripherals is established in this Agreement.
HP agrees to transfer available HP computers for HP Systems to MTX at HP's Bioscience Products Group's internal cost, plus reasonable handling and shipping costs, at MTX' discretion.

6.3. CUSTOM APPLICATIONS SOFTWARE. During the term of this Collaboration Agreement, both HP and MTX may develop custom applications software for use with the HP System. Such applications software shall not be considered part of the "HP System", "HP Software" or "MTX Software" as previously defined. Such applications software are special applications offered as options to end users of the HP Systems. Either Party shall sell such custom applications software it produces to the other Party at list price at the time the order is placed less
[     *          ].

6.4.  MTX AND HP CHIPS.

6.4.1.  MTX SALES OF HP CHIPS.  MTX shall pay HP a royalty of [      *         ]
of Net Sales of HP Chips MTX sells into the Biomedical Research Market or, if to an assigned dual account, also into the Bioanalytical Market.

6.4.2.  MTX SALES OF MTX SPONSORED CHIPS.  MTX shall pay HP a royalty of [   *
       ] of Net Sales of MTX Sponsored Chips MTX sells into the Biomedical Research Market or, if to an assigned dual account, into the Bioanalytical
Market until MTX sells [         *        ] HP Systems, and thereafter [    *
     ] of the Net Sales of MTX Sponsored Chips MTX sells into the Biomedical
Research Market until MTX sells [             *      ] HP Systems, whereupon MTX
shall no longer be obligated to pay HP a royalty on MTX Sponsored Chips it sells into the Biomedical Research Market; provided, however, that MTX shall pay HP a
royalty of at least [       *      ] of the Net Sales of MTX Sponsored Chips MTX
sells into the Biomedical Research Market until December 31, 2001.

6.4.3.  HP SALES OF MTX SPONSORED CHIPS.  HP shall pay MTX a royalty of [   *
        ] of Net Sales of MTX Sponsored Chips HP sells into the Bioanalytical Market or, if to an assigned dual account, also into the Biomedical Research Market.

6.4.4.  HP SALES OF HP CHIPS.  HP shall pay MTX a royalty of [      *      ]
of Net Sales of HP Chips HP sells into the Bioanalytical Market.  For Net Sales
of any one type of HP Chip exceeding [              *                   ] in any
one year, HP shall pay MTX a royalty of [         *      ] of Net Sales in
excess of [           *                      ] of that type of HP Chip HP sells
into the Bioanalytical Market.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

6.5. MARKETING AND PROMOTION. HP and MTX will fund their marketing and promotion activities for new Products in their respective markets commensurate with similar new product introductions by HP's Analytical Products Group. These activities typically include advertising, product literature, seminars, field application specialists, and technical articles. The Parties will work cooperatively to develop applicable materials. HP agrees that an "Affymetrix" and/or "GeneChip-TM-" nonpeelable, descriptive label (in compliance with the "Value Added Business Design Standards of HP", and consistent with HP product design labeling standards and guidelines, but no less prominent than HP's "IntelTM Inside" labels) supplied by MTX will be affixed to each HP System. MTX will provide adequate prior trademark clearances, at its own expense, on any label it provides to HP for such use, and will indemnify and hold HP harmless for any liability resulting from HP's use of such MTX-provided label. All uses of a Party's trademarks will be approved by the Party owning such trademarks prior to such uses.

6.6. PRESALES PRODUCT SUPPORT. HP recognizes the benefit of involvement of experienced MTX scientific and marketing personnel in the development and execution of seminars, training and other market development activities for the Bioanalytical Market. HP intends to utilize such MTX resources and agrees to reasonably compensate MTX for their involvement in such activities.

6.7. ROYALTY TERM. The royalty obligations under this Agreement shall remain in force, on a country-by-country and Product-by-Product basis, until the expiration date of the last patent containing a valid claim covering such Product in such country. Upon expiration of such period with respect to any Product in any country as provided in this Section, the licensed Party shall have a fully paid-up license to make, have made, use and sell such Product in such country. Notwithstanding the foregoing, if a Product shall not at any time have been covered by a valid patent in a particular country, but shall be covered by or developed utilizing a Party's protected IP, the royalty obligations hereunder shall nevertheless remain in force in such country for a period of five years from the first commercial sale on a Product-by-Product basis in such country, unless such Product is produced and sold in such country by a third party without any royalty obligations to the licensing Party, in which case the licensed Party will have no further royalty obligations for such Product in such country.

7.  HP CHIPS AND [        *    ] CHIPS

7.1.  COMMISSIONED HP CHIPS.

7.1.1. DEVELOPMENT PROGRAM. MTX agrees to develop and manufacture HP Chips that (i) are identified and commissioned by HP and approved by MTX and (ii), if
HP exercises the [               *     ] Option, include [       *     ] Chips,
pursuant in each instance to a mutually agreed-to development program. HP shall bear the cost of development of such HP Chips as scheduled and agreed to in the development program. The payment of such development costs will be referred to as "sponsorship,"

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

i.e., HP, as payor of said costs, will be deemed to have "sponsored" such chips. (Chips paid for by MTX or third parties collaborating with MTX will be deemed "MTX Sponsored Chips").

7.1.2. PRIORITY TO DEVELOPMENT. In accordance with the preceding paragraph, MTX shall enter, at HP's request, a chip development program and shall give
priority to the development for HP of up to a total of [  *   ] HP Chips,
including [        *    ] Chips if HP exercises the [          *          ]
Option, at any one time.

7.2.  DEVELOPMENT AND SUPPLY AGREEMENT.  Upon the commissioning of an HP Chip,
including a [        *         ], MTX and HP will enter into a development and
supply agreement for such chip.

7.3.  WARRANTIES AND LICENSES.

7.3.1.  PROPRIETARY GENETIC SEQUENCES.  Upon the commissioning of an HP Chip
including a [       *     ] Chip, HP will warrant and represent to MTX that it
owns or controls the proprietary gene sequences necessary to make, use and sell any such HP Chip. Further HP will cross-license MTX to make, use and sell each such HP Chip during the term of this Agreement for the Biomedical Market, subject to any restrictions agreed upon in the development and supply agreement negotiated upon commissioning said HP Chip.

7.3.2. LICENSE TO BACKGROUND IPR. Nothing in the Collaboration is intended to alter ownership of Background IPR. MTX grants a license to HP for any MTX Background IPR for making, using or selling the HP System to read MTX Chips. HP grants a license to MTX for any HP Background IPR to make, use or sell HP Chips,
including [       *     ] Chips, and Necessary Reagents during the period when
such Products are available for sale by HP. Except as to the aforementioned grants, no other rights in protected Background IPR are deemed to be granted through the Collaboration Agreement. However, both parties agree to negotiate in good faith for rights to use a Party's protected Background IPR where and to the extent necessary to practice inventions of the other Party arising out of the Workplan and necessary to commercialize HP Systems by HP and MTX Chips by MTX.

7.3.3.  EXCLUSIVE RIGHTS TO HP CHIPS.  All rights in HP Chips shall be exclusive
to HP in the Bioanalytical Market for no less than [     *       ] from first
commercial sale, or such longer period provided by MTX to any third party in the first major agreement entered into by MTX with such third party for development by MTX on behalf of such third party of functionally specific MTX Chips.

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

7.4.  DUE DILIGENCE.

7.4.1. DEVELOPMENT OF HP CHIPS. MTX shall use commercially feasible efforts to conduct as expeditiously as practicable the development of HP Chips, including
[       *     ] Chips if HP exercises the [       *             ] Option.  MTX
will fairly allocate resources reasonably necessary to develop HP Chips,
including [       *     ] Chips, and supply them to HP.

7.4.2. GRANT OF LICENSE UPON BREACH. In the event MTX does not meet its due diligence obligations in developing a commissioned HP Chip, including a [
* ] Chip, and after sixty (60) days of notice from HP is unable or unwilling to cure such default, MTX hereby grants HP a license at reasonable royalty rates to make or have made such HP Chip immediately effective upon such event. Such license from MTX to HP shall be at existing royalty rates to make or have made such chip.

7.5.  REGULATORY FILINGS.  HP shall diligently pursue necessary regulatory
filings to market [        *     ] Chips and HP System on a country-by-country
basis.  If HP rights with respect to any [       *     ]  Chips and HP System
shall terminate because of a Material Breach by HP, HP shall promptly provide MTX with access to regulatory filings, if any, made by HP with respect to such
[       *     ] Chip and HP System together with the underlying preclinical and
clinical data, with respect to such [       *     ] Chip and HP System, and
cooperate with MTX, at MTX's expense, in obtaining all regulatory approvals
necessary to market such [       *     ] Chip and HP System.  MTX may use and
incorporate such filings and data in support of applications for approval of
such HP System and [       *     ] Chip worldwide at its own risk.  MTX will
indemnify and hold HP harmless from any liability resulting from its use of any such filings and data.

8.  OPTION TO HP

8.1. OPTION FEES. MTX grants HP a one (1) year option, renewable for two (2) consecutive one (1) year periods, for a total of three (3) years ("HP Option")
upon payment of an annual fee of [               *                     ] by HP.
The HP Option has two parts, each of which may be exercised independently of, or in conjunction with, the other. At the end of the third anniversary of the HP Option, the HP Option may be renewed for two (2) additional one (1) year periods, with Part 2 converting to a right-of-first opportunity, to be exercised within a sixty-day (60-day) period after notice, to the same exclusive license,
upon payment of an annual fee of [           *                   ] by HP.

8.2. HP CLINICAL MARKET INSTRUMENT OPTION. Part 1 of the HP Option ("HP Clinical Market Instrument Option") gives HP the non-exclusive right to sell, distribute or otherwise dispose of the HP System into the hospital clinical market (the "HP Clinical

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

Market") and such other segments of the clinical diagnostic market as the Parties in their discretion may agree.

8.3.  [          *          ] OPTION.  Part 2 of the HP Option ([        *
      ] Option") gives HP the right to commission the development by MTX of [
   *     ] Chips using gene sequences available to HP for use by  [       *
                    *                                                         ]
and an exclusive right to market and sell each [         *   ] Chip in the HP
Clinical Market for no less than three (3) years from first commercial sale of
such [       *     ] Chip, or such longer period provided by MTX to any third party for development by MTX on behalf of such third party of functionally specific MTX Chips.

8.4. EXERCISE OF PARTS OF OPTION. Each of the two parts of the HP Option is deemed to be equal in value and cost. Any part of the HP Option may be exercised in conjunction with or independently of any other part of the option. The HP Option, or either part of the HP Option, is deemed to be exercised when a writing to that effect has been sent to the MTX representative identified in
Section 15.6 for the receipt of notice. After the HP Option, or either part thereof, has been exercised, a development and supply agreement shall be negotiated in good faith by the Parties.

8.5. ROYALTY STRUCTURE AND LICENSING FEES. The royalty structure for HP sales in the HP Clinical Market shall be the same as that adopted by the Parties for the non-clinical market (see Section 6 above). The licensing fees for
exclusivity shall not exceed [             *                       ] for each
year during the period prior to regulatory approval of the Products of such HP sales and during the period of exclusivity, which commences upon regulatory approval of such Products. HP will use due diligence to pursue market opportunities pursuant to the license received upon exercise of the HP Option. After the period of exclusivity ends, no licensing fee apart from per chip royalty on MTX Chips sold by HP shall be due MTX from HP.

9.  LICENSES

When any exclusive license granted under this Agreement expires or terminates other than for an uncured Material Breach, such license shall automatically convert to a non-exclusive license under the same terms and conditions as the expired or terminated exclusive license and shall be revocable only upon an uncured Material Breach.

10.  COLLABORATION MONIES AND LICENSE FEE

The Collaboration depends on a commitment of resources on the part of both Parties. These commitments have been set forth in greater detail above. In recognition of the need of MTX to have capital early in the commercialization stage, HP agrees to pay monies to MTX under the Collaboration Agreement for licenses described hereinabove as follows:

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

     $[   *   ]     paid within fifteen (15) days after the signing of this
                    Agreement, as a nonrefundable consideration for an irrevocable five (5) year exclusive license and access to MTX Background IP.

     $[  *  ]       first milestone payment payable when the PMC deems that the first milestone, as defined and interpreted by the PMC, has
                    been met, but in no case later than [       *
                       ] after the signing of this Agreement.

     $[  *  ]       second milestone payment payable no later than [       *
                     ], tied to delivery to MTX of a Beta Model of the HP
                    System.  This payment is reduced to $[  *  ] if HP delivers
                    [   *   ] Beta Models to MTX by [     *     ], and is
                    eliminated in its entirety if HP delivers Production Models
                    to MTX by [     *       ].

     $[  *  ]       third milestone payment payable upon demonstrated capacity of MTX to manufacture MTX Chips in sufficient quantity to satisfy the minimum order level for HP's first annual forecasted volume.

     $[  *  ]       initial prepayment for HP sponsorship of HP Chips (pre-assay and assay optimization, where HP is billed by MTX at fully-loaded costs), of which $[ * ] is payable within thirty (30) days of execution of this Agreement and $[ * ] is payable within 135 days of execution of this Agreement.

     $[  * ]        $[  * ] for each of the first [    *  ] years of the HP
                    Option, payable within fifteen (15) days after the signing of this Agreement and at each of the next two anniversaries thereof thereafter.

     $[  * ]        $[  * ] for each of the last [  *  ] years of the HP Option, in which Part 2 is a right-of-first-opportunity, payable on the third and fourth anniversary dates of the signing of this Agreement.

In addition to the collaboration and license fee payments described above, HP agrees to pay reasonable "fully-loaded" cost for MTX employees assigned to the development of the HP System, or assigned to collaborative research on Chemical Issues and Hybridization towards possible future generation readers, as described in the Workplan and for such duration as the RMC has deemed necessary, but in no event less than two (2) years.

MTX will bill HP monthly for "fully-loaded" costs for MTX employees performing services in development of the HP System, including payroll, taxes and benefits, laboratory and supplies expenses, and reasonable occupancy and other overhead charges. In no case shall the charge to HP for assigned MTX people exceed an annualized charge

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

of $[ * ] per person. If HP should dispute the reasonableness of these charges, the appropriate management committee will either resolve by unanimous agreement or recommend a negotiated resolution to HP and MTX senior management.

11.  PAYMENTS APPLIED TO PURCHASE OF EQUITY POSITION

If HP purchases an equity position in MTX from MTX within twenty-four (24) months of the effective date of this Agreement, MTX agrees to apply the $[ * ] license fee paid pursuant to Section 10 toward the purchase of any such equity. Notwithstanding the foregoing, HP has no obligation to purchase, and MTX has no obligation to sell, MTX capital stock hereunder.

12.  PAYMENTS; BOOKS AND RECORDS

12.1. ROYALTY REPORTS AND PAYMENTS. After the first commercial sale of a Product on which royalties are required, HP or MTX, as the case may be, shall make semi-annual written reports to the other Party within sixty (60) days after the end of each reporting period, stating in each such report the aggregate Net Sales of each Product sold during the period upon which a royalty is payable under Section 6 above. Concurrently with the making of such reports each Party shall pay to the other Party royalties at the rates specified in Section 6 above. HP's reporting period for the purpose of this section shall be each HP fiscal half year, or the six (6) month period ending each April 30th and October 31st.

12.2. PAYMENT METHOD. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by MTX or HP, as the case may be. All payments hereunder shall be made in U.S. Dollars. Any payment more than thirty (30) days late shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank. New York, New York, on the date such payment is due, plus an
additional [      *       ] calculated on the number of days such payments is
delinquent. This Section 12.2 shall in no way limit any other remedies that a Party may have.

12.3. CURRENCY CONVERSION. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in the Western U.S. edition of THE WALL STREET JOURNAL for the last business day of the reporting period to which such payment pertains.

12.4. INSPECTION OF RECORDS. HP and MTX shall keep complete and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such Party, as the case may be, for at least three (3) years following the end of the reporting period to which they pertain. Such records will be open for inspection during

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

such three-year (3-year) period by a representative or agent of MTX or HP for the purpose of verifying royalty statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 12.4 shall be at the expense of the inspecting Party, unless a variation of error producing an increase
exceeding [     *         ] of the amount stated for any period covered by the
inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the Party being inspected.

12.5. TAX MATTERS. Each Party receiving royalty payments shall be solely responsible for any assessment of taxes thereon. If a Party has made payment of taxes to a governmental agency on behalf of the other Party and has deducted such payment from the royalties due the other Party, the Party shall provide supporting documentation evidencing such tax payment made with its royalty payment.

13.  REPRESENTATIONS AND WARRANTIES

13.1. WARRANTIES. Each party warrants and represents to the other that it has the legal rights and power to extend the rights granted herein to the other in this Agreement, that each has the full right to enter into this Agreement and to fully perform its obligations hereunder, and that neither has made nor will make any commitments to third parties in conflict with or in derogation of such rights or this Agreement.

13.2. REPRESENTATIONS. As of the effective date of this Collaboration, HP, to the best of its knowledge, does not own or control any issued patents or Patent Application which would act to preclude MTX from making or supplying MTX Chips. This representation is based on and limited by the fact that the commercial form of MTX Chips is not presently known and it is not possible at this time for HP to know completely its pending Patent Applications and issued patents.

13.3. MTX REPRESENTATION AND WARRANTY. MTX represents and warrants that, as of the effective date of this Agreement:

     (i) it has made accessible for review to HP all material documentations relevant to all MTX IPR relating to the Array Reader and the chemistry and hybridization research under the Workplan, including the patents and Patent Applications in Exhibit C, which are all the relevant MTX Inventions relating to the HP System;

     (ii) to its knowledge, no third party is infringing any such IPR, and MTX's use of such IPR is not infringing or violating, and has not been alleged to infringe or violate, the IPR of any third party;

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

     (iii) to its knowledge, no proceedings have been instituted or are pending that challenge the validity of the IPR; and

     (iv) it has fully disclosed to HP any third-party patent rights or other proprietary rights that, to its knowledge, might yield a claim against MTX, or those claiming by, through or under MTX (including HP under this Agreement) for use of such patent and proprietary rights, and such full disclosure includes but is not limited to all legal opinions MTX has obtained on such third-party rights.

13.4.  NON-ASSERTION AND ASSERTION OF CLAIMS BY THE PARTIES.

13.4.1. NON-ASSERTION OF INFRINGEMENT CLAIMS. HP and MTX agree that neither Party will assert against the other Party, or its vendees, mediate or immediate, any claims for patent infringement based on the manufacture, use or sale of MTX Chips by MTX and HP Systems by HP. This agreement of non-assertion shall apply, however, only to patents and to claims of patents which are directed specifically to such Products and only for the term of the Collaboration Agreement or while the licenses granted herein to the respective Parties are in effect.

13.4.2. ASSERTION BY HP AFTER MATERIAL BREACH. If HP terminates the Collaboration because of a Material Breach by MTX, HP is not precluded from asserting a patent claim after the termination of the Collaboration.

13.4.3. ASSERTION BY MTX AFTER MATERIAL BREACH. If MTX terminates the Collaboration because of a Material Breach by HP, HP shall not assert a claim against any patent identified in Exhibit C and issued to MTX prior to such termination.

13.5. RESIDUAL KNOWLEDGE OF EMPLOYEES AND FREEDOM TO RE-ASSIGN. It is understood and agreed between the Parties (i) that both Parties have the right to assign and reassign employees and to use employees as the employer Party, in its sole discretion, deems appropriate and (ii) that such employees may use Residual Knowledge in the performance of services for the employer Party as set forth in this Agreement.

14.  INDEMNIFICATION

14.1.  MTX.  [




                                *


                                                 ]

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

[                                        *
                     ]
14.2.  HP.  [



                                      *




                                                                         ].

14.3. PROCEDURE. In the event that either Party intends to claim indemnification (the "Indemnitee") under this Section 14, the Party shall promptly notify the other Party in writing of such Liability. The indemnifying Party shall have the right to control the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that any Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of any Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and the other Party represented by such counsel in such proceeding. The Indemnitee shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Section 14.

15.  MISCELLANEOUS

15.1. GOVERNING LAWS. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the state of California, without reference to conflicts of laws principles.

15.2. WAIVER. It is agreed that no waiver by any Party hereto of any breach of default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

15.3. ASSIGNMENT. This Agreement shall not be assignable by either Party to any third party hereto without the written consent of the other Party herein; except either Party may assign this Agreement, without such consent, to an entity that acquires substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

15.4. INDEPENDENT CONTRACTORS. The relationship of the Parties hereto is that of independent contractors. Each Party hereto is not deemed to be an agent, partner or joint venturer of the other Party for any purpose as a result of this Agreement or the transactions contemplated thereby.

15.5. COMPLIANCE WITH LAWS. In exercising its rights under this Agreement, each Party shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

15.6. NOTICES. All notices, requests and other communications hereunder by a Party shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Party hereto:

               MTX: _____________________________
                    President, Affymetrix
                    3380 Central Expressway
                    Santa Clara, California 95051

HP:_____________________________       ____________________________________
   James W. Serum, Ph.D.              Stephen P. Fox, Associate General Counsel
   Gen Manager - BioScience Products  Director, Intellectual Property
   HP Corporate Legal                 HP Corporate Legal
   3000 Hanover Street                3000 Hanover Street
   Palo Alto, California 94304-1185   Palo Alto, California 94304-1185

15.7. SEVERABILITY. In the event that any nonmaterial provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

15.8. FORCE MAJEURE. Nonperformance of either Party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders of restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party.

15.9. COMPLETE AGREEMENT. This Agreement with its Exhibits constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be null and void. No amendment hereto shall be effective unless it is reduced and agreed to writing and executed by the respective duly authorized representatives of HP and MTX.

15.10. DISPUTE RESOLUTION. Any dispute arising from or under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with said rules. The arbitration shall be held in Palo Alto, California. In the event of any dispute arising regarding the achievement of the milestones in Section 10 above, the arbitrators shall be independent experts in pharmaceutical and diagnostic product development (including clinical development and regulatory affairs) in the U.S. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each Party shall bear its own costs and attorneys' and witness fees.
A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators may determine in a written opinion. Any arbitration subject to this
Section 15.10 shall be completed within one (1) year from the filing of notice of a request for such arbitration.

15.11. HEADINGS. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

15.12. SURVIVAL OF CLAUSES. The following sections (including their subsections) of this Agreement shall survive any termination of the agreement:
4.3.5-4.3.8, 4.4, 6, 7.5, 9, 12, 13, 14, 15.1, 15.2, 15.4, 15.10 and 15.12.

15.13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the effective date.

HEWLETT-PACKARD COMPANY  AFFYMETRIX, INC.

By: /s/ Douglas K. Carnahan  Dated: 11/11/94  By: /s/ David B. Singer   Dated: 11/11/94
    -----------------------         --------      -------------------          -------
Douglas K. Carnahan                               David B. Singer
Vice President and                                President and Chief
General Manager                                   Executive Officer
Measurement Systems Organization
                                            By: /s/ Stephen P.A. Fodor  Dated: 11 Nov 94
                                                ----------------------         ---------
                                                Stephen P.A. Fodor
                                                President and Chief
                                                Technical Officer

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                                    EXHIBIT A
              WORKPLAN FOR AFFYMETRIX/HEWLETT-PACKARD COLLABORATION FOR RESEARCH AND DEVELOPMENT OF GENECHIP-TM- READERS


CONTEXT

This Workplan describes the technical research and product development objectives, plans, and organization for the collaboration between Affymetrix ("MTX") and Hewlett-Packard ("HP"). It is set in the context of being Exhibit A of the MTX-HP Collaboration Agreement which describes the business and marketing aspects of the collaboration.

If any provision of this Workplan conflicts with the terms and conditions of the Collaboration Agreement, the terms and conditions of the Collaboration Agreement shall control. Capitalized terms used but not defined herein have the meanings specified in Section 2 of the Collaboration Agreement.

OBJECTIVES

To describe the development of a high performance nucleic acid chip reader system (The HP System) as required by the planned evolution of MTX GeneChip technology and an understanding of customer requirements. A working specification appears later in this document.

To describe collaborative research with the objective of establishing a technology base for use in the initial product offering if results are available in a timely fashion, and for use in possible subsequent generations of the HP System.

PRODUCTS: THE HP SYSTEM

The product to be offered will be a high performance instrument reader system, referred to as the 'HP System.' As per accepted industry practice, the HP System will be built in two stages: A functional prototype, referred to as the 'Beta Model,' to be built in small quantities primarily for internal use and testing only; and a fully tested product, referred to as the 'Production Model.' The Beta Model and the Production Model will be based upon the following specification. This specification is recognized by both MTX and HP to not define a complete product, but rather to specify important goals upon which to base the initial product offering and may be subject to modification by the PMC.


[
                                        *
                                                                              ]

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[






                                       *






                                                                              ]




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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED

[







                                       *






                                                                              ]



                              COMPANY CONFIDENTIAL

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

                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


[






                                       *






                                                                              ]



                              COMPANY CONFIDENTIAL

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


                                   CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


[


                                       *


                                                                              ]


BETA MODEL

The objectives of the Beta Model are to demonstrate that the basic functionality of the product design meets the above specifications, and to provide readers for MTX and HP internal use for other studies as early as possible. Definition of Beta Model completion and quantities are described in the Collaboration Agreement.

PRODUCTION MODEL

The objective of the Production Model is to provide HP and MTX with a high performance low cost reader system that is tailored for both the bioanalytical and the biomedical research markets. The Production Model will be based upon technologies that the product development team feel present the lowest risk means for meeting the product specification, as well as technologies from research as specified by the RMC, and also any additional technology that either HP or MTX has developed independently that each believes would be an appropriate contribution.

The product development team will be able to obtain the services of the research team to work on specific problems in order to meet product goals.

COMMITTEES

RESEARCH MANAGEMENT COMMITTEE

The RMC will be responsible for specifying and reviewing the collaborative research required to provide technology for the Production Model and possible
subsequent generations of the HP System.   [ *



                                                            ]

                              COMPANY CONFIDENTIAL

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[                                             *
                                              ]




PRODUCT MANAGEMENT COMMITTEE

The PMC will be responsible for overseeing the specification and development of the HP System and planning for possible subsequent generations of the HP System.
 [ * ]



                              COMPANY CONFIDENTIAL


                                                                               6

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                                  CONFIDENTIAL
                                    TREATMENT
                                    REQUESTED


AREAS OF WORK

The overall collaborative work is addressed in two parts: underlying technology research and development, and product development. The work can be further partitioned into research and development on the instrument, the chip, and the chemistries at the chip/instrument interface. For this collaboration, HP will have responsibility for the product development and research for the instrument
[ *                                                                         ].
MTX will have responsibility for product development and research on the chip and the algorithms necessary to transform the intensity data to identify the chip specific bases in the target nucleic acid. There will be collaboration in the areas of the interface chemistries and the system user interface
involving both personnel from both MTX and HP.   A plan for implementation of an
API for experimental protocols will be the responsibility of the PMC.

The resources described below are believed by both parties to be that which is necessary to staff and complete the work. If it is shown that further resources are required to successfully meet the collaboration's goals, HP will make every effort to provide those resources.

RESEARCH

CHEMISTRY AND HYBRIDIZATION

[ * ]


                              COMPANY CONFIDENTIAL


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                                  CONFIDENTIAL
                                   TREATMENT
                                   REQUESTED

HP will have a supporting staff of engineers and technicians to assist in construction and execution of experiments.

INSTRUMENTATION

[ * ]

CHIP SUPPLY FOR THE DEVELOPMENT PROGRAM

[ * ]

PRODUCT DEVELOPMENT

The HP System will consist of an HP designed instrument with both onboard and
remote software.   It will be compatible with MTX designed image analysis
software, and a commercially available Intel based personal computer. [ * ]

[ * ]

A product development team will be staffed to define the product specification and execute the product. HP will staff a product development team as is typical for this type and complexity of instrument. [ * ]


MANUFACTURING

[ * ]


                              COMPANY CONFIDENTIAL

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


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                                    REQUESTED


[                                  *                             ]

STAFFING

As described above, the total staff for the MTX/HP collaboration would be approximately as follows:


[




                                       *




                                                                              ]


Payment for MTX staff by HP, and makeup of staff will be per the terms in the collaboration agreement.

SCHEDULE

In order to proceed in a timely fashion, the RMC and PMC will meet within 2 weeks after the date when Collaboration Agreement is signed to develop schedules for execution of the first set of tasks for each committee.



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                                   EXHIBIT  B

The following list is for both Parties:

[ * ]

                                  CONFIDENTIAL
                                   TREATMENT
                                   REQUESTED


                                   EXHIBIT  D

List of Cross-Licensees:

[ * ]